SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                           INFORMATION REQUIRED IN
                               PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          HOWELL INDUSTRIES, INC.
               (Name of Registrant as Specified In Its Charter)

                          HOWELL INDUSTRIES, INC.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
          Not Applicable

    (2) Aggregate number of securities to which transaction applies:
          Not Applicable

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          Not Applicable

    (4) Proposed maximum aggregate value of transaction:   Not Applicable

    (5) Total fee paid:   Not Applicable

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:   Not Applicable

    2) Form, Schedule or Registration Statement No.:   Not Applicable

    3) Filing Party:   Not Applicable

    4) Date Filed:   Not Applicable

                            HOWELL INDUSTRIES, INC.
                                   Suite 650
                           17515 West Nine Mile Road
                          Southfield, Michigan 48075

                                   ---------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To be held November 27, 1996

TO THE SHAREHOLDERS:

      Notice is hereby given that the Annual Meeting of Shareholders of Howell Industries, Inc. (the "Company") will be held at Suite 650, 17515 W. 9 Mile Rd., Southfield, Michigan, on Wednesday, November 27, 1996, at 1:00 o'clock P.M., Eastern Standard Time, for the following purposes:

      1. To elect a Board of three directors to serve until the next Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified.

      2. To transact such other business as may properly come before the meeting.

      Only holders of Common Stock of record at the close of business on October 18, 1996, are entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

      Your attention is directed to the attached Proxy Statement and accompanying proxy. You are requested, whether or not you plan to be present at the meeting, to sign and return the proxy in the envelope provided, to which no postage need be affixed if mailed in the United States. If you attend the meeting you may withdraw your proxy and vote your own shares.

      A copy of the Annual Report of the Company for the fiscal year ended July 31, 1996, accompanies this notice.

                                           By Order of the Board of Directors

                                                      CYRIL MOSCOW, Secretary

Dated: October 28, 1996

                            HOWELL INDUSTRIES, INC.

                                   ---------

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                         To be held November 27, 1996

                           PROXIES AND SOLICITATION

      The accompanying proxy is solicited by the Board of Directors of Howell Industries, Inc. (the "Company"), to be used at the Annual Meeting of Shareholders to be held on November 27, 1996, and at any adjournment or adjournments thereof. The shares represented by valid proxies in the enclosed form will be voted if received in time for the meeting. The proxy is revocable at any time prior to being voted.

      Proxies are being solicited by mail. The Company will pay all expenses in connection with the solicitation, including postage, printing and handling and the expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

                               PLACE OF MEETING

      The Annual Meeting will be held at Suite 650, 17515 W. 9 Mile Rd., Southfield, Michigan, on Wednesday, November 27, 1996, at 1:00 o'clock P.M., Eastern Standard Time.

               VOTING RIGHTS AND PRINCIPAL HOLDERS OF SECURITIES

      Only holders of record of shares of Common Stock at the close of business on October 18, 1996, are entitled to notice of and to vote at the meeting or at any adjournment or adjournments thereof, each share having one vote. On the record date, the Company had issued and outstanding 622,738 shares of Common Stock.

      Set forth below, to the knowledge of the Company, is (i) the aggregate beneficial ownership of the outstanding shares of Common Stock as of October 18, 1996, of each person who beneficially owns more than 5% of the outstanding shares of Common Stock, and (ii) the percentage of the outstanding shares of Common Stock owned by such persons on October 18, 1996.

                                         Number of Shares
          Name and Address              Beneficially Owned      Percent of Class
        of Beneficial Owner            on October 18, 1996    on October 18, 1996
        -------------------            -------------------    -------------------
Estate of Herbert Freedland(1)
c/o NBD Bank
1116 West Long Lake Road
Bloomfield Hills, Michigan 48302  ..         202,972                  32.6%

Howell Industries, Inc.
Employee Stock Ownership Plan
Suite 650
17515 West Nine Mile Road
Southfield, Michigan 48075  ........          60,005                   9.6%

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401  ....          53,100                   8.5%

----------------
(1) NBD Bank and Morton I. Schiff, Chief Executive Officer, President and Treasurer of the Company, serve as personal co-representatives to the Estate of Herbert Freedland.

                           I. ELECTION OF DIRECTORS

      Three directors are to be elected at the Annual Meeting to serve until the next annual election and until their successors have been elected and qualified. It is intended that proxies in the accompanying form will be voted in favor of the election of the nominees named below. In case any of such nominees are unable or decline to serve, it is intended that proxies received in the accompanying form will be voted in accordance with the best judgment of the proxy holders. The management has no knowledge that any of these nominees will be unable or will decline to serve.

      The following table sets forth the age of each nominee for director of the Company, his positions with the Company and other principal occupations, the year in which he commenced to serve as a director of the Company and the approximate number and percentage of shares of Common Stock of the Company beneficially owned, directly or indirectly, by each nominee as of the close of business on October 18, 1996.

                                                                                                                  Number and
                                                                                                                  Percentage
                                                                                                                  of Shares
                                                      Positions and Offices With                 Year First      Beneficially
                                                          Company and Other                       Became a       Owned as of
              Name                Age                   Principal Occupations                     Director     October 18, 1996
              ----                ---                 --------------------------                 ----------    ----------------
Morton I. Schiff ..............    62   Chief Executive Officer, President and Treasurer of
                                        the Company                                                 1981      216,164 (34.6%)(1)

Alan E. Schwartz (2) ..........    70   Partner, Honigman Miller Schwartz and Cohn, Attorneys       1962              --

Richard H. Cummings (3) .......    74   Retired Senior Vice Chairman, NBD Bancorp, Inc.             1966             100*

----------------
*Less than 1.0%

(1) Includes 2,500 shares which Mr. Schiff has the right to acquire pursuant to the Company's 1995 Stock Incentive Plan for Key Employees within 60 days of October 18, 1996. Also includes 202,972 shares held by the Estate of Herbert Freedland for which Mr. Schiff is a personal co-representative along with NBD Bank. Mr. Schiff disclaims beneficial ownership of the shares held by the Estate of Herbert Freedland.

(2) Mr. Schwartz is a director of DTE Energy Company, The Detroit Edison Company, Unisys Corporation, Core Industries Inc, Handleman Company and Pulte Corporation.

(3) Mr. Cummings is a director of Handleman Company.


      All officers and directors as a group beneficially owned 216,264 shares (35%) of Common Stock as of October 18, 1996. This amount includes the 202,972 shares held by the Estate of Herbert Freedland for which Mr. Schiff is a personal co-representative and with respect to which he disclaims beneficial ownership.

      The Audit Committee of the Board of Directors, which consists of Alan E. Schwartz and Richard H. Cummings, met twice during the fiscal year ended July 31, 1996. The functions performed by the Audit Committee are: (1) nominating the Company's independent auditors for approval by the Board of Directors; (2) reviewing with the independent auditors the scope, cost and results of the auditing engagement; (3) reviewing and approving fees for audit and non-audit professional services provided by the independent auditors and determining whether such non-audit services affect the independence of the independent auditors; and (4) reviewing reports submitted by independent auditors regarding the adequacy of the Company's system of internal accounting controls.

      The Board of Directors has no nominating committee, compensation committee or committees performing similar functions; instead, the Board of Directors considers such matters at its meetings. The Board of Directors met eight times during the fiscal year ended July 31, 1996.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

   Summary Compensation Table

      The following table sets forth information for each of the fiscal years ended July 31, 1996, 1995 and 1994 concerning the compensation of the Company's Chief Executive Officer and of each other executive officer of the Company whose total annual salary and bonus exceeded $100,000:

                          SUMMARY COMPENSATION TABLE

                                      Annual Compensation(1)
            Name and                  ----------------------              All Other
       Principal Position         Year    Salary($)    Bonus($)      Compensation($)(2)
       ------------------         ----    ---------    --------      ------------------
Morton I. Schiff, Chief           1996     160,000      55,000                450
  Executive Officer, President,   1995     150,000      75,000             22,115
  Treasurer and Director          1994     140,000      90,000             33,637

Ronald Sakuta, Former Vice        1996     128,333          --                250
  President and Chief Operating   1995     130,000      75,000                450
  Officer (3)                     1994     120,000      90,000                450

Mark Duddles, Vice President,     1996      89,617      25,000                450
  Manufacturing

Dean McLeod, Vice President,      1996      86,833      20,000                450
  Sales

----------------
(1) Perquisites and other personal benefits do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for any of the named executive officers.

(2) The amounts shown include $450 allocable to each executive officer with respect to the Company's 401(k) plan contribution for the fiscal years ended July 31, 1996, July 31, 1995 and July 31, 1994 ($250 for Mr. Sakuta in fiscal year ended July 31, 1996 as a result of his resignation), and the amount accrued during such fiscal years on Mr. Schiff's behalf pursuant to a supplemental pension arrangement.

(3) Mr. Sakuta resigned from his position with the Company effective March 1, 1996.

   Options Grants in Last Fiscal Year

      The following table sets forth information concerning individual grants of stock options made during the fiscal year ended July 31, 1996 to executive officers of the Company named in the Summary Compensation Table above:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         Individual Grants
                           -----------------------------------------------
                                      Percentage                                Potential Realized
                                          of                                         Value at
                                         Total                               Assumed Annual Rates of
                                        Options                                    Stock Price
                                      Granted to                                 Appreciation at
                                       Employees                              End of Ten-Year Option
                           Options        in       Per Share                           Term
                           Granted      Fiscal      Exercise    Expiration   ------------------------
         Name                (1)         Year         Price        Date           5%           10%
         ----              -------    ----------   ----------   ----------        --           ---
Morton I. Schiff .....     10,000        50.0        $24.00       8/01/05     $150,935      $382,498
Ronald Sakuta (2) ....     10,000        50.0         24.00       8/01/05      150,935       382,498

----------------
(1) Each option granted in fiscal 1996 is exercisable as follows: 25% of shares beginning August 1, 1996; 50% of shares beginning August 1, 1997; and 100% of shares beginning August 1, 1998. In addition, 100% of the shares are exercisable after a Change in Control (as defined in the applicable Stock Option Agreements).
(2) In connection with Mr. Sakuta's resignation effective March 1, 1996, all options granted to Mr. Sakuta were terminated.

   Defined Benefit or Actuarial Plans

      The Company maintains the Howell Industries, Inc. Pension and Retirement Fund Plan (the "Pension Plan"). The Pension Plan is a qualified, non-contributory defined benefit plan. It covers all Company personnel (except union employees whose collective bargaining agreement does not provide for Pension Plan participation) who have worked at least 1,000 hours in one year. The normal retirement benefit is computed from the best consecutive five year anniversary salary rates. It is normally payable for the life of the participant. The Pension Plan provides a benefit equal to .88% of average compensation up to a participant's covered compensation (generally, the average of the taxable wage bases under Social Security in effect during the 35 year period preceding the employee's Social Security retirement age) plus 1.51% of the remaining average compensation, all multiplied by the participant's total years of credited service with the employer (maximum of 25). The accrued benefit is not vested until completion of five years of service. The compensation covered by the Pension Plan consists of base pay (exclusive of bonuses).

      The following table illustrates current monthly benefits payable under the Pension Plan upon retirement at age 65 to persons in certain compensation and years of service classifications.

    Final                Years of Service
   Average     ---------------------------------
Compensation     10       15       20       25
------------     --       --       --       --
  $100,000     $1,139   $1,709   $2,278   $2,848
   125,000      1,454    2,180    2,907    3,634
   150,000      1,768    2,652    3,536    4,421

Compensation covered by the plan excludes bonuses and is limited to $150,000 for 1996. The current credited years of service for Morton I. Schiff are 32.42 years. Benefits in this table are stated as a life annuity with a 10 year payment guarantee. The benefits set forth in the table have been coordinated with Social Security and there is no further offset or deduction that applies.

      The Company maintains a supplemental pension arrangement with Morton I. Schiff (the "Supplemental Plan"). The Supplemental Plan is a nonqualified, unfunded plan under which amounts are credited to an account until retirement. The amount to be credited each year is determined under a formula which is intended to produce an accumulation of funds at age 65 sufficient to purchase an annuity equal to the difference between the benefit payable under the Pension Plan and the benefit that would have been received if bonuses formed a part of the benefit base and if Internal Revenue Service limits on benefits payable from the Pension Plan did not apply. The Supplemental Plan also provides for the payment of benefits upon death.

   Compensation of Directors

      Officers of the Company who are directors do not receive any additional remuneration for services as a director. During the fiscal year ended July 31, 1996, each director who was not employed by the Company received a director's fee of $1,000 per month.

      In addition, effective December 1, 1994, the Company adopted the Howell Industries, Inc. Retirement Plan for Non-Employee Directors (the "Retirement Plan"), which is a non-contributory, nonqualified and unfunded plan. The Retirement Plan provides for a quarterly retirement allowance to each director who has never served as an officer of the Company and has served on the Board of Directors of the Company as a non-employee director for five or more years. Pursuant to the Retirement Plan, the quarterly retirement allowance is equal to 18.75% (75% annually) of the annual retainer (not including meeting fees) in effect on the date of the participant's termination of service on the Board of Directors of the Company. Payments are made quarterly beginning with the month following termination of service on the Board of Directors of the Company. The retirement allowance payments continue for a period equal to the number of calendar quarters served on the Board of Directors of the Company, or until the participant's death, whichever occurs first. Pursuant to the Retirement Plan, retired participants must provide limited consulting services to the executive officers and directors of the Company upon request.

   Employment Contracts and Termination of Employment and Change-in-Control
      Arrangements

      Mr. Schiff has an employment agreement with the Company which provides for a minimum annual salary of $140,000 plus any additional bonus or incentive compensation which the Board of Directors deems appropriate. The employment agreement provides that prior to a change in control of the Company, the agreement can be terminated with 30 days' advance written notice. After a change in control, the term of the agreement becomes three years following the change in control. In the event of termination of employment for disability or without cause, either six months prior to or after a change in control and before the expiration of the three year period following the change in control, Mr. Schiff will be entitled to minimum compensation equal to Mr. Schiff's compensation at the time of the change in control.

   Additional Information With Respect to Compensation Committee Interlocks and
      Insider Participation in Compensation Decisions

      The Company has no compensation committee. Morton I. Schiff is an executive officer of the Company and serves as a director. Mr. Schiff did not participate in deliberations of the Company's Board of Directors concerning executive officer compensation. Alan E. Schwartz is a partner in the law firm of Honigman Miller Schwartz and Cohn, which firm serves as counsel to the Company. It is expected that such law firm will continue to be retained by the Company in the current fiscal year.

   Board Compensation Committee Report on Executive Compensation

      General. The Board of Directors' overall compensation policy applicable to the Company's executive officers is to provide a compensation package that is intended to retain qualified executives for the Company and to provide them with incentives to achieve Company goals and increase shareholder value. The Board of Directors implements this policy principally through salaries, bonuses and miscellaneous personal benefits.

      Salaries. The Board of Directors' policy is to provide salaries that are comparable to those of similar executive officers in similar companies in order to retain qualified executives and that compensate individual employees for their individual contributions and performance. The Board of Directors determines comparable salaries paid by other companies similar to the Company through comparisons of publicly available information and information otherwise available to the Board of Directors.

      Bonuses. The Board of Directors' policy is to pay discretionary bonuses, determined after the end of the fiscal year, to compensate executive officers for performance or achievements during the fiscal year with respect to which such bonus is paid.

      Employment Agreements and Miscellaneous Personal Benefits. The Board of Directors' policy is to have employment agreements with its executive officers to provide them with specified minimum positions, periods of employment, salaries, fringe benefits and severance benefits. These benefits are intended to permit the executive officer to focus his attention on performing his duties to the Company, rather than on the security of his employment, and to provide the officer with benefits deemed by the Board of Directors to be suitable for the executive's office.

      Fiscal 1996 Compensation Decision Concerning Chief Executive Officer. In September, 1996, the Board of Directors approved the continuation of Mr. Schiff's salary for the fiscal year ended July 31, 1997 at the same level as the salary for the prior fiscal year, and a bonus of $55,000 for the fiscal year ended July 31, 1996. The salary and bonus decisions were based upon the results of the Company during the fiscal year ended July 31, 1996.

            By the Board of Directors:

            Richard H. Cummings
            Morton I. Schiff
            Alan E. Schwartz

   Performance Graph

      The following line graph compares for the past five fiscal years (i) the yearly cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, assuming dividend reinvestment, divided by the initial share price, expressed as a percentage) on the Company's Common Stock, with (ii) the cumulative total return of the S&P 500 Index, and with (iii) the cumulative total return of the American Stock Exchange Capital Goods Index:

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
    Among Howell Industries, Inc., S&P 500 Index, AMEX Capital Goods Index
                           Fiscal Year Ended July 31

                                   [ CHART ]

                              1991   1992   1993   1994   1995   1996
                              ----   ----   ----   ----   ----   ----
Howell Industries, Inc.  ..   100    130    131    139    135    165
S&P 500 Index  ............   100    113    123    129    163    190
AMEX Capital Goods Index  .   100     98    108    118    160    171

* Assumes $100 investment on July 31, 1991 in Howell Industries, Inc. Common Stock, S&P 500 Index companies and AMEX Capital Goods Index companies. Total return assumes reinvestment of dividends.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based on review of the copies of such reports furnished to the Company during fiscal 1996, or written representations that no Form 5 filings were required, the Company believes that during the fiscal year ended July 31, 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                 OTHER TRANSACTIONS WITH MANAGEMENT AND OTHERS

      The general counsel to the Company is Honigman Miller Schwartz and Cohn, a law firm of which Alan E. Schwartz, a director of the Company, and Cyril Moscow, Secretary, are partners. The Company has entered into agreements with Alan E. Schwartz, Richard H. Cummings and Morton I. Schiff, directors of the Company, pursuant to which the Company agreed to maintain liability insurance and to indemnify and advance expenses with respect to claims relating to their duties as directors.

      NBD Bank ("NBD"), along with Morton I. Schiff, Chief Executive Officer, President and Treasurer of the Company, are personal co-representatives of the Estate of Herbert Freedland. During the fiscal year ended July 31, 1996, the Company paid fees to NBD for services performed by NBD for the Company during the Company's last fiscal year. The Company expects to continue to have transactions with NBD in the ordinary course of its business. In the opinion of management, the Company's commercial dealings with NBD are on terms as favorable as those available from other third-party banks.

                               II. OTHER MATTERS

                              COMPANY ACCOUNTANTS

      The Company has selected the accounting firm of Deloitte & Touche LLP as the Company's independent certified public accountants for the fiscal year ending July 31, 1997. This accounting firm (and its predecessor) has served as the Company's independent certified public accountants since 1968. A representative of Deloitte & Touche LLP is not expected to be present at the Annual Meeting of Shareholders unless requested in advance by a shareholder of the Company. If so requested, such a representative will be present to respond to appropriate questions and will have an opportunity to make a statement if he desires to do so.

                                OTHER PROPOSALS

      As of the date of this Proxy Statement, the management does not intend to present, and has not been informed that any other person intends to present, any matters for action at this meeting other than those specifically referred to in the Proxy and in this Proxy Statement. If, however, any other matters not now known or determined shall be presented, it is the intention of the proxy holders to vote such proxies in accordance with their best judgment.

      A shareholder proposal which is intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company at its principal offices, Suite 650, 17515 West Nine Mile Road, Southfield, Michigan 48075, by June 29, 1997.

                                           By Order of the Board of Directors

                                                      CYRIL MOSCOW, Secretary

Dated: October 28, 1996

[ Form of Proxy -- Front ]

P R O X Y                   HOWELL INDUSTRIES, INC.                   P R O X Y
               Annual Meeting of Shareholders, November 27, 1996

   The undersigned hereby appoints Morton I. Schiff and Cyril Moscow, and each of them, with power of substitution, the proxies of the undersigned to vote the stock of the undersigned at the Annual Meeting of Shareholders of Howell Industries, Inc. (the "Company") to be held November 27, 1996, and at any adjournment thereof:

1. ELECTION OF   [ ] FOR all nominees listed   [ ] WITHHOLD AUTHORITY
   DIRECTORS         below (except as marked       to vote for all nominees
                     to the contrary below)        listed below.

           Morton I. Schiff, Alan E. Schwartz and Richard H. Cummings

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

_______________________________________________________________________________

2. In their discretion with respect to any other matters that may properly come before the meeting.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  If no choice is specified, the shares will be voted FOR the nominees listed.

                 (Continued, and to be signed, on reverse side)

[ Form of Proxy -- Back ]

Account Number            Number of Shares            Proxy Number


                                      Dated: __________________________, 1996

                                      _______________________________________

                                      _______________________________________
                                            Shareholder Should Sign Here

                                      NOTE: Please date this proxy and sign
                                      exactly as your name appears hereon. If
                                      the shares are registered in more than
                                      one name, each joint owner should sign.
                                      When signing as attorney, administrator, personal representative, executor, guardian or trustee, add your title to the signature.

    PLEASE PROMPTLY DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.